Exhibit 3.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles of Restatement (the “Charter”).

SECOND: The sole party to the Charter is Dividend Capital Diversified Property Fund Inc., a Maryland corporation (the “Corporation”).

THIRD: The Charter was filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on July 12, 2012.

FOURTH: The definition of Roll-Up Transaction in Article V of the Charter as previously filed with the SDAT is set forth below:

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Corporation that have been Listed for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) voting rights of the holders of Common Shares;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

FIFTH: The definition of Roll-Up Transaction in Article V of the Charter as corrected hereby is set forth below:

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of a corporation that have been Listed for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) voting rights of the holders of Common Shares;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

SIXTH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 21st day of March, 2014.

ATTEST:	DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

/s/ Joshua J. Widoff	By:	/s/ M. Kirk Scott	(SEAL)
Name: Joshua J. Widoff		Name: M. Kirk Scott
Title: Secretary		Title: Chief Financial Officer